CONSENT AND SECOND AMENDMENT TO CREDIT AGREEMENT
This CONSENT AND SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of April 25, 2016, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent and collateral agent for each member of the Lender Group and the Bank Product Providers (in such capacities, together with its successors and assigns in such capacities, “Agent”) and as United States administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “US Agent”), WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, an Ontario corporation, as Canadian administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Canadian Agent”), the Lenders (as defined in the Credit Agreement as defined below) party hereto, Upland Software, Inc., a Delaware corporation (“Parent”), each subsidiary of Parent identified on the signature pages hereof as a “US Borrower” (collectively, the “US Borrowers”) and Upland Software Inc., a Canadian federal corporation (“Upland CAD”; collectively with Parent and US Borrowers each, a “Borrower” and collectively, the “Borrowers”).
WHEREAS, the Borrowers, Agent, US Agent, Canadian Agent and the Lenders are parties to that certain Credit Agreement dated as of May 14, 2015 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”);
WHEREAS, the Borrowers have advised Agent that the US Borrowers desire to make a Delayed Term Loan Draw pursuant to Section 2.14 of the Credit Agreement in an amount equal to $10,000,000 on the date hereof (the “Specified DDTL Draw”) for working capital, capital expenditures and general corporate needs (the “Specified Purposes”);
WHEREAS, pursuant to Section 2.14(b) of the Credit Agreement, Administrative Borrower is required to deliver to Agent a Delayed Draw Term Loan Notice not later than ten (10) Business Days prior to the Delayed Draw Term Loan Funding Date of any proposed Delayed Term Loan Draw (the “Required Notice of Borrowing”);
WHEREAS, Borrowers have provided Agent with the Required Notice of Borrowing less than ten (10) days prior to the requested Delayed Draw Term Loan Funding Date with respect to the proposed Specified DDTL Draw;
WHEREAS, the Specified Purposes constitute a usage of proceeds that without requisite Lender consent would otherwise constitute a breach of Section 6.11 of the Credit Agreement, resulting in an Event of Default under Section 8.2(a) of the Credit Agreement;
WHEREAS, the Borrowers have requested that Agent and the Required Lenders (a) consent to (i) Administrative Borrower’s delivery of the Required Notice of Borrowing less than ten (10) Business Days prior to the Delayed Draw Term Loan Funding Date solely with respect to the Specified DDTL Draw and (ii) the usage by US Borrowers of the proceeds of the Specified DDTL Draw for the Specified Purposes, and (b) amend the Credit Agreement in certain respects; and

WHEREAS, Agent and the Required Lenders have agreed to the foregoing, in each case, subject to the terms and conditions contained herein.
NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.
2.    Consent. In reliance upon the representations and warranties of each Borrower set forth in Section 7 below and subject to the satisfaction of the conditions to effectiveness set forth in Section 6 below, the undersigned Lenders, constituting Required Lenders pursuant to the Credit Agreement, hereby consent to:
(a)Administrative Borrower’s delivery of the Required Notice of Borrowing less than ten (10) Business Days prior to the Delayed Draw Term Loan Funding Date solely with respect to the Delayed Term Loan Draw constituting the Specified DDTL Draw; and
(b)    the usage by US Borrowers of the proceeds of the Specified DDTL Draw for the Specified Purposes.
Except as expressly set forth herein, the foregoing consents are_ limited consents and shall not constitute (i) a modification or alteration of the terms, conditions- or covenants of the Credit Agreement or any other Loan Document or (ii) a waiver, release or limitation upon the exercise by Agent and/or Lenders of any of their respective rights, legal or equitable thereunder.
3.    Amendments to Credit Agreement. In reliance upon the representations and warranties of each Borrower set forth in Section 7 below and subject to the satisfaction of the conditions to effectiveness set forth in Section 6 below, the Credit Agreement shall be amended as follows:
(a)    Section 2.14(a) of the Credit Agreement is hereby amended to delete the reference therein to “Delayed Draw Term Loan Draw” and insert in lieu thereof a reference to “Delayed Term Loan Draw”.
(b)    Clause (b) of the definition of “Permitted Acquisition” set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:
(b) no Indebtedness will be incurred, assumed, or would exist with respect to Parent or its Subsidiaries as a result of such Acquisition, other than Indebtedness permitted under clauses (a), (f), (g), (m) or (n) of the definition of Permitted Indebtedness, and no Liens will be incurred, assumed, or would exist with respect to the assets of Parent or its Subsidiaries as a result of such Acquisition other than Permitted Liens,

(c)    Clause (g) of the definition of “Permitted Acquisition” set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:
(g) Administrative Borrower has provided Agent with (i) written notice of the proposed Acquisition at least 10 Business Days prior to the anticipated closing date of the proposed Acquisition, (ii) not later than 5 Business Days prior to the anticipated closing date of the proposed Acquisition, then-current drafts of the acquisition agreement and other material documents relative to the proposed Acquisition, which agreement and documents must be reasonably acceptable to Agent, (iii) not later than the Business Day prior to the anticipated closing date of the proposed Acquisition, copies of executed or execution versions of the acquisition agreement and other material documents relative to the proposed Acquisition, which agreement and documents must be reasonably acceptable to Agent, and (iv) to the extent not previously delivered, on the closing date of the proposed Acquisition, copies of the executed acquisition agreement and other material documents relative to the proposed Acquisition, which agreement and documents must be reasonably acceptable to Agent,
(d)    Clause (v) of the definition of “Permitted Indebtedness” set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:
(v) Indebtedness of Advanced Processing & Imaging, Inc. owing to Pacific Western Bank in an aggregate outstanding amount not to exceed $30,000 at any one time in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”) pursuant to that certain Square 1 Bank Mastercard® Business Credit Card Application and MasterCard® Business Credit Card Agreement, executed on or about June 17, 2013, and
(e)    Clause (u) of the definition of Permitted Liens” set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:
(u) Solely during the period commencing on the Second Amendment Effective Date and ending on the date that is the 120th day after the Second Amendment Effective Date, Liens in favor of Pacific Western Bank on cash collateral in an amount not to exceed $30,000, securing Indebtedness permitted pursuant to clause (v) of the definition of Permitted Indebtedness,
4.    Schedule 1.1 to the Credit Agreement is hereby amended by adding the following defined term in alphabetical order:
“Second Amendment Effective Date” means April 25, 2016.
5.    Continuing Effect. Except as expressly set forth in Sections 2 and 3 of this Amendment, nothing in this Amendment shall constitute a waiver or other modification of any other terms or provisions of the Credit Agreement or any other Loan Document, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby. This Amendment is a Loan Document.
6.    Reaffirmation and Confirmation. Each Borrower hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents to which it is a party represent the valid, enforceable and collectible obligations of such Borrower, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document as of the date hereof. Each Borrower hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Borrower in all respects.
7.    Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent, in each case satisfactory to Agent in AI respects:
(a)    Agent shall have received a copy of this Amendment executed and delivered by Required Lenders, and each Borrower; and
(b)    no Default or Event of Default shall have occurred and be continuing on the date thereof or as of the date of the effectiveness of this Amendment.
8.    Representations and Warranties. In order to induce Agent and Lenders to enter in this Amendment, each Borrower hereby represents and warrants to Agent and Lenders that:
(a)    after giving effect to this Amendment, all representations and warranties contained in the Loan Documents to which such Borrower is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except the such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date);
(b)    no Default or Event of Default has occurred and is continuing; and
(c)    this Amendment and the Loan Documents, as amended hereby, constitute legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.
9.    Miscellaneous.

(a)    Choice of Law and Venue; Jury Trial Waiver; Reference Provision. Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 12 of the Credit Agreement are expressly incorporated herein by reference.
(b)    Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.
10.    Release.
(a)    In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns, and other legal representatives (each Borrower and all such other Persons being hereinafter referred to collectively as the “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Releasor may now own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in any way related to or in connection with the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.
(b)    Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)    Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

PARENT AND A US BORROWER:	UPLAND SOFTWARE, INC., A Delaware corporation By: Name: Michael D. Hill Title: Chief Financial Officer, Treasurer, Secretary

US BORROWERS:	UPLAND SOFTWARE I, INC., a Delaware corporation By: Name: Michael D. Hill Title: Assistant Secretary

UPLAND SOFTWARE II, INC., a Delaware corporation By: Name: Michael D. Hill Title: Assistant Secretary

UPLAND SOFTWARE III, LLC, a Delaware limited liability company By: Name: Michael D. Hill Title: Assistant Secretary

Signature Page to Consent and Second Amendment to Credit Agreement

UPLAND SOFTWARE IV, INC., a Nebraska corporation By: Name: Michael D. Hill Title: Assistant Secretary

UPLAND SOFTWARE V, INC., a Delaware corporation By: Name: Michael D. Hill Title: Assistant Secretary

UPLAND SOFTWARE VI, LLC, a New Jersey limited liability company By: Name: Michael D. Hill Title: Assistant Secretary

UPLAND SOFTWARE VII, INC., a Delaware corporation By: Name: Michael D. Hill Title: Assistant Secretary

UPLAND SOFTWARE IX, LLC, a Delaware limited liability company By: Name: Michael D. Hill Title: Secretary

Signature Page to Consent and Second Amendment to Credit Agreement

ULTRIVA, INC., a California corporation By: Name: Michael D. Hill Title: Secretary

Signature Page to Consent and Second Amendment to Credit Agreement

CANADIAN BORROWER:	UPLAND SOFTWARE, INC., a Canadian federal corporation By: Name: Michael D. Hill Title: Secretary

Signature Page to Consent and Second Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent, US Agent and as a Lender By: Name: Tiffany Ormon Title: Director

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, an Ontario corporation, as Canadian Agent and as a Lender By: Name: Title:

Signature Page to Consent and Second Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent, US Agent and as a Lender By: Name: Tiffany Ormon Title: Director

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, an Ontario corporation, as Canadian Agent and as a Lender By: Name: Title:

Signature Page to Consent and Second Amendment to Credit Agreement